EX-21.1

                                 SUBSIDIARIES OF
                            NU SKIN ENTERPRISES, INC.

Nu Skin Argentina, Inc. - Utah Corporation with an Argentine branch

Nu Skin Personal Care Australia, Inc. - Utah Corporation

Nu Skin  Belgium,  N.V.  -  Belgium  Corporation

Big Planet Holdings, Inc. - Delaware Corporation

Nu Skin  Brazil,  Ltda.  - Brazilian  Corporation

Cedar Meadows LLC- Utah Limited Liability Company

Nu Skin Chile, S.A. - Chilean Corporation

Nu Skin Europe, Inc. - Utah Corporation

Nu Skin France, SARL - France Corporation

Nu Skin Germany, GmbH - German Corporation

Nu Skin Hong Kong, Inc. - Utah Corporation

Nu Skin International, Inc. - Utah Corporation

Nu Skin International Management Group, Inc. - Utah Corporation

Nu Skin Italy, SRL - Italy Corporation

Nu Skin Japan Company,  Ltd. - Japan  Corporation  domesticated  in the State of
   Delaware

Nu Skin Korea, Ltd. - Korea Corporation domesticated in the State of Delaware

N International, Inc. - Delaware Corporation

Nu Skin Netherlands, B.V. - Netherlands Corporation

Nu Skin New Zealand, Inc. - Utah Corporation

Pharmanex, Inc. - Delaware Corporation

Nu Skin Philippines, Inc. - Delaware Corporation with a Philippines branch

Nu Skin  Poland Sp. z o.o.  - Poland  Corporation

Sage Acquisition Corporation - Delaware Corporation

Shanghi Harmony, Daily Use and Health Products Co., Ltd. - Chinese Corporation

Nu Skin Spain, S.L. - Spain Corporation

Nu Skin Taiwan, Inc. - Utah Corporation

Nu Skin Personal Care (Thailand), Ltd. - Thailand Corporation domesticated in the State of Delaware

Nu Skin United States - Delaware Cooperation

Nu Skin U.K.,  Ltd. - United Kingdom  Corporation

Zhejiang Cinogen Pharmaceutical Co., Ltd. - Sino-American Joint Venture